EXHIBIT 10.1



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                        PETROLEUM AND NATURAL GAS RIGHTS
                         AND RELATED INTEREST CONVEYANCE


THIS AGREEMENT MADE as of this 19th day of June, 2008.

BETWEEN:

     1390705 ALBERTA LTD., a body corporate having offices at the City of Calgary, in the Province of Alberta (the "Vendor")

                                     - and -

     DISCOVERY RIDGE CAPITAL CORP., a body corporate having offices at the City of Calgary, in the Province of Alberta (the "Purchaser").


WHEREAS the Vendor is the owner of a working interest in all petroleum and natural gas found below the base of the Fish Scale-Westgate under Section 36, Township 10, Range 12, West of the Fourth Meridian, as well as to the base of the Sawtooth Formation, all as more particularly described in the Alberta Petroleum and Natural Gas Lease No. 0408050305 dated as May 15, 2008 (the "Lease") in respect of the lands (the "Lands"), all as more particularly described in Schedule "A" attached thereto; and

WHEREAS the Vendor has agreed to the sale of all of its interest in and to the said Lease, the said Lands and any of the Vendor's interest in the production of any leased substances therefrom to the Purchaser on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises hereto and of the sum of One Hundred Thousand ($100,000) Dollars (the receipt whereof is hereby acknowledged), this Agreement Witnesseth:

1. The Vendor does hereby sell, assign, set over, transfer and convey unto the Purchaser all of its right, title, estate and interest in and to the said Lands, the said Leases and the petroleum and natural gas rights relating thereto (the "Petroleum and Natural Gas Rights") and all of the Vendor's interest in and to all wells, depreciable property and assets, including lease and well equipment appertaining or relating in ay way to the said Lands (collectively referred to as the "Sold Assets").

2. Notwithstanding the date of execution of and delivery of this Agreement, it shall be effective as of the hour of 7:00 a.m. on June 1, 2008 (the "Effective Time").

3.    The Vendor covenants and represents to the Purchaser that:

     (a) Notwithstanding anything herein contained or any act of the Vendor, it now has good right, full power and absolute authority to assign its interest in the Petroleum and Natural Gas Rights and the Sold Assets

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          for the  purposes  and in the manner  aforesaid  according to the true intent and meaning of these presents.

     (b) Subject to the rents and royalties reserved in the said Lands, the covenants and conditions and stipulations in the said Lands reserved and contained, and henceforth on the Vendor's of holders part thereunder to be paid, performed and observed, the purchaser may enter into and upon and hold and enjoy the said Lands for the residue of the terms granted by the Lands and all renewals or extensions thereof and thereto for its own use and benefit without any lawful interruption of or by the Vendor or any person whomsoever lawfully claiming or to claim by, through or under the Vendor.

     (c) Subject to the rents, covenants, conditions and stipulations in any agreements relating to the Sold Assets "reserved" and contain ed, and henceforth on the Lands or holders part to be paid, performed and observed, the Purchaser may enter into and upon and hold and enjoy the Sold Assets for the residue of this respective terms, if any, granted by any such agreements and all renewals or extensions thereof for its own use and benefit without any lawful interruption of or by the Vendor, of any other person whomsoever lawfully claiming or to claim by, through or under the Vendor.

     (d) The Vendor shall and will, from time to time and at all times hereafter, at the request and cost of the Purchaser but without further consideration, do and perform all such acts and things and execute all such deeds, documents and writings and give all such further assurances of the said interest in the Petroleum and Natural Gas Rights and the Sold Assets hereby transferred and assigned as the Purchaser shall reasonably require.

     (e) To the best of the knowledge of the Vendor, subject to the encumbrances noted in Schedule "A" hereto annexed, the said Lands are free and clear of all liens, charges, encumbrances and burdens whatsoever and, in particular, without limiting the generality of the foregoing, any obligations with respect to or in the nature of royalty, overriding royalty, net profits interest and other payments chargeable to or to be borne by the Lessees of the said Lands.

4. The Vendor hereby assumes and agrees to indemnify and save harmless the Purchaser from and against all valid and binding obligations and liabilities of the Vendor to the extent that the said obligations and liabilities are attributable to a period prior to the effective time and the Purchaser hereby assumes and agrees to indemnify and save harmless the Vendor from and against all valid and binding obligations and liabilities of the Purchaser to the extent that the said obligations and liabilities are attributable to a period commencing on or after the effective time.

5. These presents shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


0390705 ALBERTA LTD.                      DISCOVERY RIDGE CAPITAL CORP.


/s/ Mona Boury                            /s/ William Wagner
---------------------------               --------------------------------








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                                    EXHIBIT A



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ALBERTA
Energy


                         PETROLEUM AND NATURAL GAS LEASE

                                 NO. 0408050305





Term Commencement Date:   May 15, 2008


Lessee:   390705 ALBERTA LTD.                                  100.0000000%









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     WHEREAS Her Majesty is the owner of the minerals in respect of which rights are granted under this Lease;

      THEREFORE, subject to the terms and conditions of this Lease, Her Majesty grants to the Lessee, insofar as Her Majesty has the right to grant the same, the exclusive right to drill for and recover the Leased Substances within the Location, together with the right to remove from the Location any Lease Substances recovered, for the term of five years computed from the Term Commencement Date and, subject to the Mines and Minerals Act, for so long after the expiration of that term as this Lease is permitted to continue under that Act.

      RESERVING AND PAYING  to Her Majesty,

      (a) in respect of each year during which this Lease remains in effect, a clear yearly rental computed at the rate prescribed by, and payable in accordance with, the Mines and Minerals Act, and

      (b) the royalty on all Leased Substances recovered pursuant to this Lease, that is now or may hereafter from time to time be prescribed by, and that is payable in accordance with the Mines and Minerals Act, such royalty to be calculated free of any deductions except those that are permitted under the Mines and Minerals Act.

1.(1) In this Lease, a reference to the Mines and Minerals Act, or to any other
      Act of the Legislature of Alberta referred to in Section 2(2)(b) of this Lease, shall be construed as a reference to:

      (a)   that Act, as amended from time to time,

      (b) any replacement of all or part of that Act from time to time enacted by the Legislature, as amended from time to time, and

      (c) any regulations, orders, directives or other subordinate legislation from time to time made under any enactment referred to in clause (a) or (b), as amended from time to time.

  (2) In this Lease:

      (a) "Her Majesty" means Her Majesty in right of Alberta, as represented by the Minister of Energy of the Province of Alberta;

      (b) "Leased Substances" means the minerals described under the heading "Description of Location and Leased Substances" in the Appendix to this Lease;

      (c) "Location" means the subsurface area or areas underlying the surface area of the Tract and described in the Appendix to this Lease under the heading "Description of Location and Leased Substances";

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      (d)   "Oils Sands Area" means an oil sands deposit designated by the
            Alberta Energy and Utilities Board under Section 7 of the Oils Sands Conservation Act, c. 0-5.5;

      (e) "Term Commencement Date" means the date shown on the first page of this Lease as the Term Commencement Date;

      (f) "Tract" means the tract or tracts of land described under the heading "Description of Location and Leased Substances" in the Appendix to this Lease.

2. This Lease is granted upon the following conditions:

   (1) The Lessee shall pay to Her Majesty the rental and royalty reserved under this Lease.

   (2) The Lessee shall comply with the provisions of:

      (a) the Mines and Minerals Act, and

      (b) any other Acts of the Legislature of Alberta that prescribe, apply to or affect the rights and obligations of a lessee of petroleum and natural gas rights that are the property of Her Majesty, or that relate to, apply to, or affect the Lessee in the conduct of its operations or activities under this Lease.

   (3) The provisions of the Acts referred to in subsection (2) of this section are deemed to be incorporated in this Lease.

   (4) In the event of conflict between a provision of this Lease and a provision referred to in subsection (2) of this section, the latter provision prevails.

   (5) The Lessee shall not claim or purport to exercise any rights, prerogatives, privileges or immunities that would otherwise exempt the Lessee from compliance with any of the provisions of the Mines and Minerals Act or of any other Act of the Legislature of Alberta referred to in subsection (2)(b) of this section.

   (6) Natural gas produced pursuant to this Lease shall be used within Alberta unless the consent of the Lieutenant Governor in Council to its use elsewhere is previously obtained.

   (7)  The Lessee shall keep Her Majesty indemnified against:

       (a) all actions, claims and demands brought or made against Her Majesty by reason of anything done or omitted to be done, whether negligently or otherwise, by the Lessee or any other person in the exercise or purported exercise of the rights granted and duties imposed under this Lease, and

      (b) all losses, damages, costs, charges and expenses that Her Majesty sustains or incurs in connection with any action, claim or demand referred to in clause (a).

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   (8)  The use in this Lease of the word "Lessee", "Lease:, "Leased Substances"
        or "rental", or of any other word or expression,

       (a) does not create any implied covenant or implied liability on the part of Her Majesty, and

       (b) does not create the relationship of landlord or tenant between Her Majesty and the Lessee for any purpose.

   (9) This Lease is also subject to the special provisions, if any, contained in the Appendix to this Lease.









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                                    APPENDIX
                                       TO
          5 YEAR PLAINS PETROLEUM AND NATURAL GAS LEASE NO. 0408050305



TERM COMMENCEMENT DATE:    May 15, 2008


AGGREGATE AREA:   256 hectares


DESCRIPTION OF LOCATION AND LEASED SUBSTANCES:     4-12-010:  36


PETROLEUM AND NATURAL GAS BELOW THE BASE OF THE FISH SCALE-WESTGATE AS DESIGNATED IN DRRZD 273

INTERVAL:   794.00  -  841.00 metres
KEY WELL:   02/06-13-011-20W4/0
LOG TYPE:   Induction Electric


TO THE BASE OF THE SAWTOOTH FM AS DESIGNATED IN DRRZD 20

INTERVAL:   3 109.00  -  3 176.00 Feet
KEY WELL:   00/10-02-006-14W4/0
LOG TYPE:   Dual Induction-Laterolog


SPECIAL PROVISIONS:

Nil






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